Exhibit 99.1

FOR IMMEDIATE RELEASE

PLATINUM EQUITY PORTFOLIO COMPANY PAE ANNOUNCES

MERGER AGREEMENT WITH GORES HOLDINGS III, INC.

PAE to be Publicly Listed Company with $1.55 Billion Enterprise Value upon

Consummation of Transaction

LOS ANGELES (November 1, 2019) – Platinum Equity portfolio company PAE (“PAE” or the “Company”), trusted provider of outsourced solutions for enduring missions of the United States government and international partners for over 60 years, announced it has entered into a definitive agreement and plan of merger with Gores Holdings III, Inc. (“Gores Holdings III”) (NASDAQ CM: GRSH, GRSHU, and GRSHW), a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC (“The Gores Group” or “Gores”). Upon closing, this transaction will introduce PAE as a publicly listed company, with an anticipated initial enterprise value of approximately $1.55 billion or 8.9x the Company’s estimated 2020 pro forma Adjusted EBITDA of approximately $174 million.

The consideration payable to the stockholders of PAE will consist of a combination of cash and shares of Gores Holdings III common stock. In addition to the $400 million of cash held in Gores Holdings III’s trust account, additional investors have committed to participate in the transaction through a $220 million private placement, led by Alec Gores, Chairman and CEO of The Gores Group. Upon completion of the transaction, including the private placement, Platinum Equity and other minority owners of PAE are expected to hold approximately 28 percent of the newly public PAE, subject to various purchase price adjustments.

Founded in 1955, PAE is a leading provider of mission-critical services to the U.S. government, armed forces and international customers including the U.S. Department of State, Army, Navy, Air Force, NASA and others. Headquartered in Falls Church, Virginia, PAE operates in approximately 60 countries across all seven continents.

“Thanks to Platinum Equity and the hard work of our employees around the world, PAE has accomplished a lot over the past three years and is well prepared to take advantage of the opportunities ahead. With this next chapter, we will have the clear ability to accelerate our strategic plan and invest in our continued growth,” said PAE CEO John Heller. “This transaction will strengthen our capacity to deliver the most valuable, innovative services to our customers and expand into new national security markets.”

“John and the management team have been outstanding partners and I’m proud of the work we have done together since acquiring the business in 2016, deploying the full range of Platinum’s tool kit to optimize the performance of the enterprise,” said Platinum Equity Partner Louis Samson, who will become a board member of the publicly traded company. “This transaction combines PAE’s strong track record of successful M&A and a de-levered balance sheet with the public company currency of a newly listed business, which will position the company to participate in the ongoing consolidation taking place in the government services sector. We are excited to participate in the company’s continued value creation through a meaningful remaining equity stake in the business.”

Mark Stone, CEO of Gores Holdings III, said, “PAE is an industry leader given its long history and extensive portfolio of mission-critical services. At Gores, we pride ourselves in maintaining high standards for our investments and this transaction is well aligned with our business objectives. We are excited to partner with the management team and Platinum as we embark on the next chapter. Not only is PAE a differentiated leader, but the overall government services sector continues to experience positive momentum and PAE is well positioned to accelerate its growth and margin expansion.”

Key Transaction Terms

The transaction will be effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), entered into by and among Gores Holdings III, Shay Holding Corporation (PAE’s parent) and the other parties thereto. Concurrently with the consummation of the transaction, additional investors will purchase shares of common stock of Gores Holdings III in a private placement. After giving effect to any redemptions by the public stockholders of Gores Holdings III, the balance of the approximately $400 million in cash held in Gores Holdings III’s trust account, together with the $220 million in private placement proceeds, will be used to pay cash consideration to the stockholders of the Company, pay transaction expenses and reduce PAE’s existing indebtedness to 3.4x 2019 estimated Adjusted EBITDA. The remainder of the consideration payable to the stockholders of PAE will consist of shares of Gores Holdings III common stock.

The transaction has been unanimously approved by the boards of directors of both Gores Holdings III and the Company, and is expected to close in the first quarter of 2020, subject to customary closing conditions, including the receipt of regulatory approval, and approval of the stockholders of Gores Holdings III. Upon closing of the transaction, the name of Gores Holdings III will be changed to PAE Incorporated.

Deutsche Bank Securities Inc. and Evercore acted as lead financial advisors to Gores Holdings III. Deutsche Bank Securities Inc. also acted as lead capital markets advisor, while Evercore, BofA Securities and Morgan Stanley & Co. LLC acted as capital markets advisors and Moelis & Company LLC as financial advisor. Weil, Gotshal & Manges LLP acted as legal advisor to Gores Holdings III. Latham & Watkins LLP acted as legal advisor to Platinum Equity and PAE.

Conference Call Information

Investors may listen to a presentation regarding the proposed transaction on Friday, November 1, 2019, starting at 10:00 a.m. ET. The call can be accessed by dialing +1 470 279 3876 and providing the conference ID: 275056, or asking for the Gores transaction announcement call.

A replay of the teleconference and webcast will also be available from November 1, 2019 at 12:00 p.m. ET to November 30, 2019 at 11:59 p.m. ET. The replay can be accessed by dialing +1 571 982 7683 and providing the conference ID: 275056#.

About PAE

For more than 60 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and its allies. With a global workforce of more than 20,000 on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with more than $19 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. Platinum Equity specializes in mergers, acquisitions and operations – a trademarked strategy it calls M&A&O® – acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 24 years Platinum Equity has completed more than 250 acquisitions.

About Gores Holdings III, Inc.

Gores Holdings III is a special purpose acquisition company sponsored by an affiliate of The Gores Group, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Gores Holdings III completed its initial public offering in September 2018, raising approximately $400 million in cash proceeds. Gores Holdings III’s officers and certain of its directors are affiliated with The Gores Group. Founded in 1987 by Alec Gores, The Gores Group is a global investment firm focused on acquiring controlling interests in mature and growing businesses which can benefit from the firm’s operating experience and flexible capital base. Over its 31-year history, The Gores Group has become a leading investor having demonstrated a reliable track record of creating value in its portfolio companies alongside management. Headquartered in Los Angeles, The Gores Group maintains offices in Boulder, CO, and London. For more information, please visit www.gores.com.

Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Gores Holdings III’s or the Company’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation, including whether this transaction will generate returns for stockholders. These forward-looking statements are based on Gores Holdings III’s or the Company’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Gores Holdings III’s or the Company’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transaction contemplated thereby; (2) the inability to complete the transaction contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Gores Holdings III or other conditions to closing in the Merger Agreement; (3) the ability to meet NASDAQ’s listing standards following the consummation of the transaction contemplated by the Merger Agreement; (4) the inability to complete the private placement; (5) the risk that the proposed transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the transaction described herein; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations; (9) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the final prospectus of Gores Holdings III, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by Gores Holdings III.

Forward-looking statements included in this release speak only as of the date of this release. Neither Gores Holdings III nor the Company undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in Gores Holdings III’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

Pro forma Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP).

Additional Information about the Transaction and Where to Find It

Gores Holdings III intends to file with the SEC a preliminary proxy statement of Gores Holdings III in connection with the proposed transaction and will mail a definitive proxy statement and other relevant documents to its stockholders. This press release does not contain all the information that should be considered concerning the proposed transaction and the other matters to be voted upon at the special meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Gores Holdings III’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with Gores Holdings III’s solicitation of proxies for the special meeting to be held to approve the proposed transaction and other related matters, as these materials will contain important information about the Company and Gores Holdings III and the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Gores Holdings III as of a record date to be established for voting on the proposed transaction and the other matters to be voted upon at the special meeting. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: Gores Holdings III, 9800 Wilshire Boulevard, Beverly Hills, CA 90212, attention: Jennifer Kwon Chou (jchou@gores.com).

Participants in the Solicitation

Gores Holdings III and its directors and officers may be deemed participants in the solicitation of proxies of Gores Holdings III stockholders in connection with the proposed transaction. Gores Holdings III stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Gores Holdings III in Gores Holdings III’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 18, 2019.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Gores Holdings III stockholders in connection with the proposed transaction will be set forth in the proxy statement for the transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction and the other matters to be voted upon at the special meeting will be included in the proxy statement that Gores Holdings III intends to file with the SEC.

For investor inquiries regarding PAE, please contact:

Regina Galvin

Vice President Marketing & Communications

PAE

703-717-6192

Regina.Galvin@pae.com

For inquiries regarding Platinum Equity, please contact:

Dan Whelan

Platinum Equity

310-282-9202

dwhelan@platinumequity.com

For inquiries regarding The Gores Group and affiliates, please contact:

Jennifer Kwon Chou

Managing Director

The Gores Group

310-209-3010

jchou@gores.com

Michael Sitrick

Sitrick & Company

310-432-4150

Mike_Sitrick@sitrick.com

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